Exhibit 21.1

                                  Subsidiaries

Name                                        Jurisdiction of Incorporation          Ownership
----                                        -----------------------------          ---------
China Organic Agriculture, Ltd.             British Virgin Islands.                100% (direct)

Jilin Songyuan City ErMaPao Green Rice Ltd  Peoples Republic of China              100% (indirect)

Jilin Yutian Organic Agriculture Co., Ltd   People's Republic of China             100% (indirect)